EXHIBIT 23.6

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 1998 on the consolidated financial statements of Allsport Photographic plc and subsidiaries, appearing in the report on Form 8-K/A of Getty Images, Inc. filed with the SEC on April 27, 1998, and to the reference to us under the heading "Experts" in this Registration Statement.


Maidment Penney Quick & Co.

MAIDMENT PENNEY QUICK & CO.

London, England
November 10, 1999